Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880	Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, April 29, 2009 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter ended March 31, 2009.

Comparing actual results for the first quarter of 2009 and pro forma results for the first quarter of 2008 (see “Litigation Settlement Accounting” and “Supplemental Operating Data” tables for an explanation of the pro forma results):

•	Net revenue was $69,385,000 as compared to pro forma net revenue of $70,055,000.

•	Earnings from operations were $5,949,000 as compared to pro forma earnings from operations of $5,454,000.

•	Net earnings were $1,421,000 as compared to pro forma net earnings of $1,694,000.

•	Diluted net earnings per share were $0.11 as compared to pro forma diluted net earnings per share of $0.13.

•	Diluted cash net earnings per share were $0.21 as compared to pro forma diluted cash net earnings per share of $0.23.

Operating Results

Patient revenue of the Company’s affiliated dental group practices was $106,757,000 for the quarter, which includes $100,633,000 from dental group practices which are affiliated with the Company by means of service agreements and $6,124,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue growth was (1.0)% for the quarter and (1.8)% excluding in-market affiliations.

Cash flow from operations was $6,842,000 for the quarter. Capital expenditures were $1,794,000. Amounts paid for affiliations and acquisitions, including contingent amounts and affiliation costs, amounted to $224,000 for the quarter. The Company completed two de novo facilities and one in-market affiliation during the quarter which generated approximately $33,000 of patient revenue from date of affiliation for the quarter and is expected to generate patient revenue of approximately $390,000 on an annualized basis.

The Company recognized $379,000 in stock-based compensation expense, $245,000 net of tax or $0.02 per diluted share, during the quarter as compared to $526,000, $321,000 net of tax or $0.02 per diluted share, for the prior year’s same quarter.

The Company’s revolving credit facility and term loan, both of which are senior secured facilities, mature on January 20, 2010 and accordingly have been classified as a current liability as of March 31, 2009. The Company continues to explore financing alternatives with its existing lenders and potential lenders, which include extensions to existing facilities and alternative sources of capital, with the long term interests of the Company’s shareholders in mind.

Litigation Settlement Accounting

The Company’s 2008 financial results reflect income and expenses, including non-cash items, required by generally accepted accounting principles associated with the February 29, 2008 settlement of litigation among PDG, P.A. (“PDG”), PDHC, Ltd., one of the Company’s subsidiaries, and the Company. In addition to its 2008 actual results, the Company has provided a pro forma financial presentation to exclude the income and expense items related to the litigation settlement.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the first quarter ended March 31, 2009, the Company will host its previously announced conference call on Thursday, April 30, 2009 at 9:00 a.m. EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m. EDT, Thursday, May 7, 2009.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices which have 243 dental facilities with approximately 2,120 operatories located in 18 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the Company’s risks associated with its ability to refinance its credit facilities on satisfactory terms, overall or regional economic conditions, dependence upon affiliated dental practices, contracts its affiliated practices have with third-party payors, dependence upon service agreements and government regulation of the dental industry, the impact of any terminations or potential terminations of such contracts and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2008.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Net revenue	$69,385	$79,811
Operating expenses:
Salaries and benefits	29,566	35,501
Lab fees and dental supplies	10,293	11,981
Office occupancy expenses	8,499	9,013
Other operating expenses	6,578	6,772
General corporate expenses	3,360	3,630
Depreciation expense	2,715	2,774
Amortization of intangible assets	2,425	2,387
Litigation settlement (gain) expense	—	(30,127)

Total operating expenses	63,436	41,931

Earnings from operations	5,949	37,880
Interest expense, net	3,370	2,455

Earnings before income taxes	2,579	35,425
Income taxes	1,021	13,760

Consolidated net earnings	1,558	21,665
Noncontrolling interest	137	140

Net earnings	$1,421	$21,525

Net earnings per common share:
Basic	$0.11	$1.68

Diluted	$0.11	$1.65

Weighted average common shares outstanding:
Basic	12,935	12,839

Diluted	12,994	13,084

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$6,568	$6,626
Accounts receivable, net	27,888	25,875
Other current assets	10,539	12,183

Total current assets	44,995	44,684

Property and equipment, net	53,485	54,542

Other non-current assets:
Goodwill	76,122	76,122
Intangible assets, net	173,295	175,527
Other assets	2,345	2,378

Total non-current assets	251,762	254,027

Total assets	$350,242	$353,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,447	$30,819
Other current liabilities	215	81
Current maturities of debt	126,149	196

Total current liabilities	156,811	31,096

Non-current liabilities:
Long-term debt	293	131,441
Other liabilities	43,823	43,634

Total non-current liabilities	44,116	175,075

Total liabilities	200,927	206,171

Noncontrolling Interest	1,173	584

Commitments and contingencies
Stockholders’ equity	148,142	146,498

Total liabilities and stockholders’ equity	$350,242	$353,253

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Pro forma consolidated statement of income

for the three months ended March 31, 2008

		Three Months Ended March 31, 2008 Pro Forma Adjustments
	Actual	Settlement Assets (a)		Management Services (b)	Pro Forma 2008
Net revenue	$79,811	$6,423		$3,333	$70,055
Operating expenses
Salaries and benefits	35,501	3,755		852	30,894
Lab fees and dental supplies	11,981	1,301		—	10,680
Office occupancy expenses	9,013	863		60	8,090
Other operating expenses	6,772	252		108	6,412
General corporate expenses	3,630	—		—	3,630
Litigation expenses	(30,127)	(30,127	) (c)	—	—

EBITDA	43,041	30,379		2,313	10,349
Depreciation	2,774	252		14	2,508
Amortization	2,387	—		—	2,387

Earnings from operations	37,880	30,127		2,299	5,454
Interest expense, net	2,455	—		—	2,455

Earnings before income taxes	35,425	30,127		2,299	2,999
Income taxes	13,760				1,165

Consolidated earnings	21,665				1,834
Noncontrolling interest	140				140

Net earnings	21,525				1,694
Amortization of service agreements, net of tax	1,351				1,351

Cash net earnings (d)	$22,876				$3,045

Diluted net earnings per common share	$1.65				$0.13

Diluted cash net earnings per common share (d)	$1.75				$0.23

(a)	Includes expense reimbursement associated with (i) 25 dental facilities transferred to PDG as part of litigation settlement and (ii) PDG doctors who practiced temporarily in the six dental facilities retained by the Company.
(b)	The Company provided management services to PDG through September 30, 2008. Includes interim management fee revenue, expenses associated with providing such services, and salaries and benefits expense, including severance, of management staff who were terminated as a result of realigning the Company’s Minnesota-based management team.
(c)	Includes gain on disposal of assets of $30,763,000 and professional fees associated with PDG litigation of $636,000.
(d)	Cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142—Goodwill and Other Intangible Assets. The Company believes that cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Change in consolidated statement of income

for the three months ended March 31, 2009 and 2008

	Actual 2009	Pro Forma 2008	Change
Net revenue	$69,385	$70,055	-1%
Operating expenses
Salaries and benefits	29,566	30,894	-4%
Lab fees and dental supplies	10,293	10,680	-4%
Office occupancy expenses	8,499	8,090	5%
Other operating expenses	6,578	6,412	3%
General corporate expenses	3,360	3,630	-7%

EBITDA	11,089	10,349	7%
Depreciation	2,715	2,508	8%
Amortization	2,425	2,387	2%

Earnings from operations	5,949	5,454	9%
Interest expense, net	3,370	2,455	37%

Earnings before income taxes	2,579	2,999	-14%
Income taxes	1,021	1,165	-12%

Consolidated net earnings	1,558	1,834	-15%
Noncontrolling interest	137	140	-2%

Net earnings	1,421	1,694	-16%
Amortization of service agreements, net of tax	1,361	1,351	1%

Cash net earnings (e)	$2,782	$3,045	-9%

Diluted net earnings per common share	$0.11	$0.13	-15%

Diluted cash net earnings per common share	$0.21	$0.23	-9%

(e)	Cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142—Goodwill and Other Intangible Assets. The Company believes that cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Selected statistical data

	March 31, 2009	March 31, 2008
Number of dental facilities	243	244
Number of operatories (f)	2,120	2,099
Number of affiliated dentists (g)	542	550

(f)	An operatory is an area where dental care if performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(g)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices, including Arizona’s Tooth Doctor for Kids.

Patient revenue and same market patient revenue growth (h)

	Three Months Ended March 31,		% Change
	2009	2008
Patient revenue of affiliated practices:
Platform dental group practices affiliated with us in both periods of comparison	$106,271	$107,301	-1.0%
Platform dental group practices that affiliated with us during periods of comparison	486	73	565.8%

Total patient revenue	106,757	107,374	-0.6%
Patient revenue of Arizona’s Tooth Doctor for Kids	6,124	6,122	0.0%

Patient revenue of platform dental group practices affiliated with us by means of service agreements	100,633	101,252	-0.6%
Amounts due to us under service agreements	62,560	62,795	-0.4%

Amounts retained by platform dental group practices affiliated with us by means of service agreements	$38,073	$38,457	-1.0%

(h)	Includes patient revenue of affiliated dental group practices which are not consolidated with the Company’s financial results and patient revenue of Arizona’s Tooth Doctor for Kids which is consolidated with the Company’s financial results.